EXHIBIT 32.1

In connection with the Annual Report of GOOD HEMP, Inc. (the "Company") on Form 10-K for the year ending December 31, 2019 as filed with the Securities and Exchange Commission (the "Report"), William Alessi, the Company's Chief Executive Officer and Jose Rodriguez, the Company’s Chief Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Date: March 27, 2020	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

Date: March 27, 2020	/s/ Jose Rodriguez
Jose Rodriguez Chief Financial Officer